EXHIBIT 13(j)

EXECUTION VERSION

FORM N-PORT AND FORM N-CEN SERVICES AGREEMENT

This Form N-PORT and Form N-CEN Services Agreement (“Agreement”) dated and effective as of June 1, 2018, is by and among State Street Bank and Trust Company, a Massachusetts Trust Company (the “Service Provider”), and each of the entities identified on Schedule A hereto, as amended from time to time pursuant hereto, acting on behalf of itself or, in the case of a series company, on behalf of one or more of its portfolios or series listed on Schedule A (each a “Fund” and collectively the “Funds”).

WHEREAS, each Fund is either (i) an open-end management investment company that is or may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of cash, securities and other assets, or (ii) a closed-end management investment company, and is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement (“Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Service Provider currently performs custody and fund accounting services for the Funds and, in the case of certain of the Funds, Service Provider also serves as such Funds’ securities lending agent; and

WHEREAS, each Fund desires to retain the Service Provider to furnish certain additional services to the Funds, and the Service Provider is willing to furnish such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Appointment Of Service Provider

Each Fund hereby appoints the Service Provider to act as a service provider to such Fund for purposes of providing certain services as set forth in this Agreement. The Service Provider accepts such appointment and agrees to render the services stated herein.

Each Fund, as applicable, currently consists of its portfolios as listed in Schedule A to this Agreement (each, a “Portfolio”). In the event that a Fund establishes one or more additional Portfolio(s) with respect to which it wishes to retain the Service Provider to act as service provider hereunder, the Fund shall notify the Service Provider in writing. Upon written acceptance by the Service Provider, such Portfolio(s) shall become subject to the provisions of this Agreement to the same extent as the existing Portfolio(s), except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Portfolio in writing by the Fund and the Service Provider at the time of the addition of such Portfolio.

2.	Delivery of Documents

Each Fund will promptly deliver or make publicly available to the Service Provider such certificates, documents or opinions which the Service Provider may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.	Representations and Warranties of the Service Provider

The Service Provider represents and warrants to each Fund that:

a.	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

b.	It has the requisite power and authority to carry on its business in The Commonwealth of Massachusetts;

c.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	No legal or administrative proceedings have been instituted or threatened which would materially impair the Service Provider’s ability to perform its duties and obligations under this Agreement; and

e.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Service Provider or any law or regulation applicable to it.

4.	Representations and Warranties of the Fund

Each Fund hereby severally and not jointly represents and warrants to the Service Provider that:

a.	It is either a Massachusetts business trust or a Delaware statutory trust, as denoted on Schedule A, duly organized, existing and in good standing under the laws of its state of formation;

b.	It has the requisite power and authority under applicable laws and by its Governing Documents to enter into and perform this Agreement;

c.	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	It is an investment company properly registered with the SEC under the 1940 Act;

e.	The Registration Statement been filed and will be effective and remain effective during the term of this Agreement. The Fund also warrants to the Service Provider

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that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made;

f.	No legal or administrative proceedings have been instituted or threatened which would impair the Fund’s ability to perform its duties and obligations under this Agreement;

g.	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it;

h.	As of the close of business on the date of this Agreement, the Fund is authorized to issue unlimited shares of beneficial interest; and

i.	Where information provided by the Fund or the Fund’s Investors includes information about an identifiable individual (“Personal Information”), the Fund represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Service Provider, and as required for the Service Provider to use and disclose such Personal Information in connection with the performance of the services hereunder. The Fund acknowledges that the Service Provider may perform any of the services, and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Fund, including the United States and that information relating to the Fund, including Personal Information may be accessed by national security authorities, law enforcement and courts. The Service Provider shall be kept indemnified by and be without liability to the Fund for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.

5.	Services

The Service Provider shall provide the services as listed on Schedule B, subject to the authorization and direction of the Funds.

The Service Provider shall perform such other services for the Funds that are mutually agreed to in writing by the parties from time to time, for which the Funds will pay such fees as may be mutually agreed upon, including the Service Provider’s reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

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The Service Provider shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

6.	Compensation of Service Provider; Expense Reimbursement; Fund Expenses

The Service Provider shall be entitled to reasonable compensation for its services and expenses, as agreed upon from time to time in writing between the Fund on behalf of each applicable Portfolio and the Service Provider.

Each Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Service Provider. For the avoidance of doubt, Fund expenses not assumed by the Service Provider include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the Registration Statement, Form N-CSR, Form N-Q or Form N-PORT, (as applicable), Form N-PX, Form N-MFP, Form N-SAR or Form N-CEN, (as applicable), proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Service Provider under this Agreement); cost of any services contracted for by the Funds directly from parties other than the Service Provider; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Funds; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL-tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Funds; costs of Preparation, printing, distribution and mailing, as applicable, of the Funds’ Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Funds’ tax returns, Form N-lA, Form N-CSR, Form N-Q or Form N-PORT, (as applicable), Form N-PX, Form N-MFP and Form N-SAR or Form N-CEN, (as applicable), and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Funds’ net asset value.

7.	Instructions and Advice

At any time, the Service Provider may apply to any officer of a Fund or his or her designee for instructions with respect to any matter arising in connection with the services to be performed by the Service Provider under this Agreement. The Service Provider shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided, however, with respect to the performance of any action or omission of any action upon such advice, the Service Provider shall be required to conform to the standard of care set forth in Section 8.

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Pursuant to other agreements now or any time in effect between the Funds (or any of their investment managers or investment advisors, on their behalf) and State Street Bank and Trust Company or its affiliates (the “Other State Street Agreements”) in any capacity other than as Service Provider hereunder (in such other capacities, “State Street”), State Street may be in possession of certain information and data relating to the Funds that is necessary to provide the Services, including Form N-PORT and Form N-CEN Support Services. Each of the Funds hereby acknowledges and agrees that this Section 7 of the Agreement serves as its consent and instruction, or Proper Instruction, as the case may be, under and pursuant to such Other State Street Agreements for State Street to provide or otherwise make available (including via platforms such as my.statestreet.com) to the Service Provider, Fund information such as net asset values and information relating to the net assets of the Funds, holdings and liquidity reports, market value and other information and data related to the Funds.

The Service Provider shall not be liable, and shall be indemnified by each Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons, provided, however, with respect to the performance of any action or omission of any action upon such instructions or advice or upon any such paper or document, the Service Provider shall be required to conform to the standard of care set forth in Section 8. The Service Provider shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund(s). Nothing in this section shall be construed as imposing upon the Service Provider any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.	Standard of Care, Limitation of Liability and Indemnification

The Service Provider shall be responsible for the performance only of such duties as are set forth in this Agreement and shall exercise diligence, prudence and reasonable care in carrying out all of its duties and obligations under this Agreement and, except as otherwise provided under Section 14, shall have no responsibility for the actions or activities of any other party, including other service providers, including administrators to the Funds. The Service Provider shall have no liability in respect of any loss, damage or expense suffered by any Fund insofar as such loss, damage or expense arises from the performance of the Service Provider’s duties hereunder in reliance upon records that were maintained for any Fund by entities other than the Service Provider prior to the Service Provider’s appointment as a service provider for the Funds.

The Service Provider shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder except to the extent caused by or resulting from the negligence, bad faith or willful misconduct of the Service Provider, its officers or employees in the performance of Service Provider’s duties hereunder.

Neither party shall be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of

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whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages. In any event, the Service Provider’s cumulative liability for each calendar year (a “Liability Period”) with respect to any Fund under this Agreement regardless of the form of action or legal theory shall be limited to an amount not to exceed the Service Provider’s total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Fund including, but not limited to, any liability relating to qualification of such Fund as a regulated investment company or any liability relating to the Fund’s compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. “Compensation Period” shall mean the calendar year ending immediately prior to the Liability Period in which the event(s) giving rise to the Service Provider’s liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the cumulative liability of the Service Provider for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2018 shall be the date of this Agreement through December 31, 2018, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2019 and terminating on December 31, 2019 shall be the date of this Agreement through December 31, 2019, calculated on an annualized basis.

The Service Provider shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

Each Fund severally (and not jointly nor jointly and severally) agrees to indemnify and hold the Service Provider and its directors, officers, employees and agents harmless from all direct loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Service Provider resulting from any action or omission by such Fund in the performance of its duties hereunder, or as a result of the Service Provider acting upon any instructions reasonably believed by it to have been duly authorized by such Fund or upon reasonable reliance on information or records given or made by such Fund or its investment adviser, provided that this indemnification shall not apply to loss, damage, expense or attorneys’ fees occasioned by or resulting from the negligence, misfeasance or misconduct of the Service Provider.

The limitation of liability and indemnification contained herein shall survive the termination of this Agreement and the resignation or removal of the Service Provider.

9.	Confidentiality

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. The Receiving Party shall maintain policies and procedures reasonably designed to keep confidential information confidential and safeguard it from unauthorized access, use or disclosure. Service Provider agrees that it will maintain and enforce policies that prohibit Service Provider and its employees from engaging in securities transactions based on knowledge of the portfolio holdings of any Fund. Subject to Section 10 below, all

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confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 10 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Service Provider or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

10.	Use of Data

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Service Provider (which term for purposes of this Section 10 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding any Fund or Portfolio and share such information with its Affiliates, and agents in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between a Fund and the Service Provider or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b) Except as expressly contemplated by this Agreement, nothing in this Section 10 shall limit the confidentiality and data-protection obligations of the Service Provider and its Affiliates under this Agreement and applicable law. The Service Provider shall cause any Affiliate or agent to which it has disclosed data or information pursuant to this Section 10 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

11.	Compliance with Governmental Rules and Regulations; Records

Each Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Service Provider agrees that all records which it maintains for each Fund shall at all times remain the property of each Fund, shall be readily accessible during normal business hours, and shall be

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promptly surrendered upon the termination of the Agreement or otherwise on written request except as otherwise provided in Section 13. The Service Provider further agrees that all records that it maintains for each Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Service Provider. Subject to Section 6 hereof, in the event that the Service Provider is requested or authorized by a Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of such Fund by state or federal regulatory agencies, to produce the records of the Fund relating to the service provided by Service Provider hereunder or the Service Provider’s personnel as witnesses or deponents in connection with a matter relating to the services provided by Service Provider hereunder, such Fund agrees to pay the Service Provider for the reasonable time and expenses, as well as the reasonable fees and expenses of the Service Provider’s counsel, incurred in such production.

12.	Services Not Exclusive

The services of the Service Provider are not to be deemed exclusive, and the Service Provider shall be free to render similar services to others. The Service Provider shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by each Fund from time to time, have no authority to act or represent the Funds in any way or otherwise be deemed an agent of any Fund.

13.	Effective Period and Termination

(A) This Agreement shall remain in full force and effect for an initial term ending December 31, 2020 (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive 1-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter during any Renewal Term, either party, at its discretion, may terminate this Agreement in the event of any of the following termination events: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, in each case within 30 days’ written notice thereof, or (ii) in a party’s reasonable belief, the other party is insolvent, as evidenced by its filing of a petition for bankruptcy relief, or the appointment of a conservator or receiver for the other party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph with respect to all the Funds or any Fund, the Funds or applicable Fund, as the case may be, shall pay Service Provider its compensation due through the end of the notice period under this Section 13(A) and shall reimburse Service Provider for its costs, expenses and disbursements consistent with Section 6 hereof.

(B) In the event of: (i) a Fund’s termination of this Agreement with respect to such Fund or its Portfolio(s) for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Service Provider

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is not retained to continue providing services hereunder to a Fund or a Portfolio (or its respective successor), such Fund or the applicable Portfolio shall pay the Service Provider its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Service Provider with respect to such Fund or Portfolio) and shall reimburse the Service Provider for its costs, expenses and disbursements consistent with Section 6 hereof. Upon receipt of such payment and reimbursement, the Service Provider will deliver such Fund’s or Portfolio’s records as set forth herein. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this Section 13(B) in the event of any of the occurrences enumerated in the following clauses (a), (b) and (c) of this Section 13(B). This Agreement may be terminated by one or more Funds or Portfolios (but less than all of the Funds and Portfolios) by delivery by a Fund and/or Portfolio to the Service Provider of an executed amendment to the agreement amending Schedule A deleting such Fund and/or Portfolio, in which case termination as to such deleted Fund or Portfolio shall take effect upon the date of such event described in (a), (b) or (c): (a) the liquidation or dissolution of a Fund and/or Portfolio and distribution of such Fund’s and/or Portfolio(s)’ assets as a result the Board’s determination in its reasonable business judgment that such Fund or Portfolio is no longer viable, (b) the merger of a Fund and/or Portfolio into, or the consolidation of a Fund or Portfolio with, another entity, or (c) the sale by a Fund or Portfolio of all, or substantially all, of its assets to another entity. In the event of a termination pursuant to this section (B), such terminating Fund and/or Portfolio shall pay Service Provider its compensation due through the applicable termination date and shall reimburse Service Provider for its costs, expenses and disbursements consistent with Section 6 hereof.

(C) Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

14.	Delegation

The Service Provider shall retain the right to employ agents, subcontractors, consultants and other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the services stated herein or the discharge of any other obligations or duties under this Agreement without the consent or approval of the Trust. The Service Provider shall be responsible for the acts and omissions of any such Delegate so employed as if the Service Provider had committed such acts and omissions itself. The Service Provider shall be responsible for the compensation of its Delegates.

15.	Interpretive and Additional Provisions

In connection with the operation of this Agreement, the Service Provider and each Fund on behalf of each of its Portfolio(s), as applicable, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of all of any Fund’s Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of the Agreement.

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16.	Notices

Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

If to the Funds:

MFS Funds

c/o Massachusetts Financial Services Company
111 Huntington Avenue

Boston, MA 02199

Attn: President and Treasurer of the MFS Funds
Telephone: 617-954-5000

Email: DDilorenzo@mfs.com; JYost@mfs.com

If to the Service Provider:

State Street Bank and Trust Company

Global Relationship Management
1 Lincoln Street, SFC10

Boston, MA 02210

Attention: Julie Fisher, Managing Director

with a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas
One Lincoln Street

Boston, MA 02110

Attention: Senior Vice President and Senior Managing Counsel

17.	Amendment

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

18.	Assignment

This Agreement may not be assigned by (a) a Fund without the written consent of the Service Provider or (b) the Service Provider without the written consent of the applicable Fund, except that the Service Provider may assign this Agreement to a successor of all or a substantial portion of its business, or to an affiliate of the Service Provider.

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19.	Successors

This Agreement shall be binding on and shall inure to the benefit of each Fund and the Service Provider and their respective successors and permitted assigns.

20.	Data Protection

The Service Provider shall implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of each Fund’s shareholders, employees, directors and/or officers that the Service Provider receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

21.	Entire Agreement

This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

22.	Waiver

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise or any other right or remedy. Any waiver must be in writing signed by the waiving party.

23.	Severability

If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

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24.	Governing Law

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws rules.

25.	Reproduction of Documents

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

26.	Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

29.	Massachusetts Business Trust Matters

A copy of the Amended and Restated Declaration of Trust or other organizational document of each Fund that is organized as a Massachusetts business trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of such Fund as trustees and not individually and that the obligations of such Fund under this Agreement are not binding upon any of the trustees, officers or shareholders of such Fund individually, but are binding only upon the assets and property of such Fund.

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

EACH OF THE ENTITIES IDENTIFIED ON SCHEDULE A HERETO

By:

Name:	James O. Yost

Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:

Name:	Andrew Erickson

Title:	Executive Vice President

FORM N-PORT AND FORM N-CEN SERVICES AGREEMENT

SCHEDULE A

Listing of Funds

All Trusts listed below are Massachusetts business trusts, except for MFS Variable Insurance Trust III which is a Delaware statutory trust.
Trust	Fund (FYE)
Stand-Alone Trusts	Massachusetts Investors Trust (12/31)
Closed-End Funds

MFS California Municipal Fund (11/30)

MPS Charter Income Trust (11/30)

MFS Government Markets Income Trust (11/30)

MFS High Income Municipal Trust (11/30)

MFS High Yield Municipal Trust (11/30)

MFS Intermediate High Income Trust (11/30)

MFS Intermediate Income Trust (10/31)

MFS Investment Grade Municipal Trust (11/30)

MFS Multimarket Income Trust (10/31)

MPS Municipal Income Trust (10/31)

MFS Special Value Trust (10/31)

MFS Series Trust I

MFS Core Equity Fund (8/31)

MFS Low Volatility Equity Fund (8/31)

MFS Low Volatility Global Equity Fund (8/31)

MFS New Discovery Fund (8/31)

MFS Research International Fund (8/31)

MFS Technology Fund (8/31)

MFS U.S. Government Cash Reserve Fund (8/31)

MFS Value Fund (8/31)

MFS Series Trust IV

MFS Blended Research Emerging Markets Equity Fund (8/31)

MFS Blended Research Global Equity Fund (8/31)

MFS Blended Research International Equity Fund (8/31)

MFS Global New Discovery Fund (8/31)

MFS U.S. Government Money Markel Fund (8/31)

MFS Series Trust VII	MFS Equity Income Fund (7/31)
MFS Series Trust IX	MFS Inflation-Adjusted Bond Fund (10/31)
MFS Series Trust X

MFS Aggressive Growth Allocation Fund (5/31)

MFS Blended Research Growth Equity Fund (5/31)

MFS Blended Research Small Cap Equity Fund (5/31)

MFS Blended Research Value Equity Fund (5/31)

MFS Conservative Allocation Fund (5/31)

MFS Emerging Markets Debt Fund (7/31)

MFS Emerging Markets Debt Local Currency Fund (10/31)

MFS Emerging Markets Equity Fund (5/31)

MFS Growth Allocation Fund (5/31)

MFS International Diversification Fund (5/31)

MFS International Growth Fund (5/31)

MFS International Value Fund (5/31)

MFS Managed Wealth Fund (5/31)

MPS Moderate Allocation Fund (5/31)

Information Classification: Limited Access

MFS Series Trust XI	MFS Blended Research Core Equity Fund (9/30) MFS Mid Cap Value Fund (9/30)
MFS Series Trust XII

MFS Equity Opportunities Fund (10/31)

MFS Lifetime Income Fund (4/30)

MFS Lifetime 2020 Fund (4/30)

MFS Lifetime 2025 Fund (4/30)

MFS Lifetime 2030 Fund (4/30)

MFS Lifetime 2035 Fund (4/30)

MFS Lifetime 2040 Fund (4/30)

MFS Lifetime 2045 Fund (4/30)

MFS Lifetime 2050 Fund (4/30)

MFS Lifetime 2055 Fund (4/30)

MFS Lifetime 2060 Fund (4/30)

MFS Series Trust XIII	MFS Global Real Estate Fund (8/31) MFS New Discovery Value Fund (2/28)
MFS Series Trust XV	MFS Commodity Strategy Fund (l0/31)
MFS Series Trust XVI	MFS Global Multi-Asset Fund (6/30)* *This fund was liquidated on March 29, 2018. It will prepare and file its first (and last) N-CEN for the period ending June 30, 2018.
MFS Variable Insurance Trust

MFS Global Equity Series (12/31)

MFS Growth Series (12/31)

MFS Investors Trust Series (12/31)

MFS Mid Cap Growth Series (12/31)

MFS New Discovery Series (12/31)

MFS Research Series (12/31)

MFS Total Return Bond Series (12/31)

MFS Total Return Series (12/31)

MFS Utilities Series (12/31)

MFS Value Series (12/31)

MFS Variable Insurance Trust II

MFS Blended Research Core Equity Portfolio (12/31)

MFS Core Equity Portfolio (12/31)

MFS Corporate Bond Portfolio (12/31)

MFS Emerging Markets Equity Portfolio (12/31)

MFS Global Governments Portfolio (12/31)

MFS Global Growth Portfolio (12/31)

MFS Global Research Portfolio (12/31)

MFS Global Tactical Allocation Portfolio (12/31)

MFS Government Securities Portfolio (12/31)

MFS High Yield Portfolio (12/31)

MFS International Growth Portfolio (12/31)

MFS International Value Portfolio (12/31)

MFS Massachusetts Investors Growth Stock Portfolio (12/31)

MFS Research International Portfolio (12/31)

MFS Strategic Income Portfolio (12/31)

MFS Technology Portfolio (12/31)

MFS U.S. Government Money Market Portfolio (12/31)

MFS Variable Insurance Trust III

MFS Blended Research Small Cap Equity Portfolio (12/31)

MFS Conservative Allocation Portfolio (12/31)

MFS Global Real Estate Port folio (12/31)

MFS Growth Allocation Portfolio (12/31)

MFS Inflation-Adjusted Bond Portfolio (12/31)

Information Classification: Limited Access

MFS Limited Maturity Portfolio (12/31) MFS Mid Cap Value Portfolio (12/31) MFS Moderate Allocation Portfolio (12/31) MFS New Discovery Value Portfolio (12/31)

Information Classification: Limited Access

FORM N-PORT AND FORM N-CEN SERVICES AGREEMENT

SCHEDULE B

LIST OF SERVICES

I.	Form N-PORT and Form N-CEN Support as described in Schedule B6 attached hereto.

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Schedule B6

Fund Administration Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Form N-PORT and Form N-CEN Support Services” or the “Services”)

I.	Services.

(a)	Standard N-PORT and N-CEN Reporting Solution (Data and Filing):

•	Subject to the receipt of all required data, documentation, assumptions, information and assistance from each Fund (including from any third parties with whom such Fund will need to coordinate in order to produce such data, documentation, and information), the Service Provider will use required data, documentation, assumptions, information and assistance from the Funds, the Service Provider’s internal systems and the Funds’ third-party administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) data sets consistent with the categories of information in the Service Provider-provided data templates and the Funds’ reporting profiles and Onboarding Checklist (as defined below), and maintain records of such data sets; (ii) a monthly draft Form N-PORT standard template for review and approval by each Fund and (iii) annual updates of Form N-CEN for review and approval by each Fund.

•	Each Fund acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.

•	Following review and final approval by each Fund of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of each Fund, the Service Provider will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and maintain a record thereof in accordance with this Agreement and (ii) when required, electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to each Fund and portfolio of the Funds (“Portfolio”) as set forth in the attached Annex 1, which shall be executed by the Service Provider and the Fund. The Form N-CEN Services will be provided to each Fund as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of a Fund and by virtue of an updated Annex 1 that is signed by the parties.

(b)	Quarterly Portfolio of Investments Services (FILING ONLY SERVICE):

•	As a component of the Form N-PORT and Form N-CEN Support Services, and subject to receipt by the Service Provider no later than five (5) days prior to the required date for the filing thereof, and in a format acceptable to the Service Provider, of a quarterly portfolio of investments for each Fund and Portfolio that has been prepared and completed by the Funds (the “Portfolio of Investments”), at the direction of and on behalf of each Fund the Service Provider will file each such Portfolio of Investments with the

B6-1

relevant Fund Form N-PORT filing that is submitted electronically to the SEC in connection with the Form N-PORT and Form N-CEN Support Services provided under this Schedule B6.

The Quarterly Portfolio of Investments Services (FILING-ONLY) will be provided each Fund and Portfolio as set forth in the attached Annex 1, which shall be executed by the Service Provider and the Funds.

(c)	Liquidity Risk Measurement Services: [Not Applicable.]

II.	Fund Duties, Representations and Covenants in Connection with the Services.

The provision of the Services to each Fund by the Service Provider is subject to the following terms and conditions:

1.	The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning each Fund or its affiliates or any Fund, pooled vehicle, security or other investment or portfolio regarding which such Fund or its affiliates provide services or is otherwise associated (“Fund Entities”) that is generated or aggregated by the Service Provider or its affiliates in connection with services performed on such Fund’s behalf or otherwise prepared by the Service Provider (“State Street Data,” together with Required Data and Third Party Data (as defined below), “Services-Related Data”). The Service Provider’s obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by a Fund shall be as provided in such respective other agreements between the Service Provider or its affiliates and such Fund relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Fund Agreements”). Nothing in this Agreement or any service schedule(s) shall limit or modify the Service Provider’s or its affiliates’ obligations to any Fund under applicable Other Fund Agreements.

In connection with the provision of the Services by the Service Provider, each Fund acknowledges and agrees that it will be responsible for providing the Service Provider with any information requested by the Service Provider, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data (including State Street Data, where applicable) and related information to the Service Provider, in formats compatible with Service Provider-provided data templates including, without limitation, Required Data and the information and assumptions required by the Service Provider in connection with a Fund reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by the Service Provider, in its discretion (collectively, the “Onboarding Checklist”) and such other forms and templates as may be used by the Service Provider for such purposes from time to time, for all Funds

Information Classification: Limited Access

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receiving services under this Agreement, including but not limited to those to be reported on Form N-PORT and Form N-CEN (as determined by each Fund), including, without limitation, arranging for the provision of data from each Fund, its affiliates, third party Service Providers, prime brokers, custodians, and other relevant parties. If and to the extent that Required Data is already accessible to the Service Provider (or any of its affiliates) in its capacity as custodian, fund accounting agent or securities lending agent to one or more Funds, the Service Provider and each Fund will agree on the scope of the information to be extracted from the Service Provider’s or any of its affiliate’s systems for purposes of the Service Provider’s provision of the Services, subject to the discretion of the Service Provider, and the Service Provider is hereby expressly authorized to use any such information as necessary in connection with providing the Services, hereunder; and

(B) Providing all required information and assumptions not otherwise included in Fund data and assumptions provided pursuant to Section 1(A) above, including but not limited to the Required Data, as may be required in order for the Service Provider to provide the Services.

The following are examples of certain types of information that each Fund is likely to be required to provide pursuant to Sections l(A) and l(B) above, and each Fund hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN:

•	SEC filing classification of each Fund (i.e., small or large filer);
•	Identification of any data sourced from third parties;
•	Identification of any securities reported as Miscellaneous; and
•	Any Explanatory Notes included in N-PORT Section E.

2. Each Fund acknowledges that it has provided to the Service Provider all material assumptions used by the Fund or that are expected to be used by the Fund in connection with the completion of Form N-PORT and Form N-CEN, and that it has approved all material assumptions used by the Service Provider in the provision of the Services prior to the first use of the Services. Each Fund will also be responsible for promptly notifying the Service Provider of any changes in any such material assumptions previously notified to the Service Provider by the Fund or otherwise previously approved by the Fund in connection with the Service Provider’s provision of the Services. Each Fund acknowledges that the completion of Form N-PORT and Form N-CEN, and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

•	Investment classification of positions;
•	Assumptions necessary in converting data extracts;
•	General operational and process assumptions used by the Service Provider in performing the Services; and
•	Assumptions specific to the Fund.

Information Classification: Limited Access

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Each Fund hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Fund (and/or the Service Provider on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

3.	Each Fund acknowledges and agrees on the following matters:

(A) Each Fund has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and the Fund has determined that the Services are suitable for its purposes. None of the Service Provider or its affiliates, nor their respective officers, directors, employees, representatives, or agents (collectively, including the Service Provider, “State Street Parties”) make any express or implied warranties or representations with respect to the Services or otherwise.

(B) The Service Provider is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and the Service Provider is not providing any customization, guidance, or recommendations. Where the Fund uses Services to comply with any law, regulation, agreement, or other Fund obligation, the Service Provider makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and the Service Provider has no obligation of compliance with respect thereto.

(C) Each Fund may use the Services and any reports, charts, graphs, data, analyses and other results generated by the Service Provider in connection with the Services and provided by the Service Provider to the Fund (“Materials”) (a) for the internal business purpose of such Fund relating to the applicable Service or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT template and a Form N-CEN update, including any Portfolio of Investments, if applicable. Each Fund may also redistribute the Materials, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with the Fund (each a “Permitted Person”); provided, however, (i) no Fund may charge a fee, profit, or otherwise benefit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to market or index data (“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent the relevant Fund has separate license rights with respect to the use of such Third Party Data, or (iii) no Fund may use the Services or Materials in any way to compete or enable any third party to compete with the Service Provider. No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

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Except as expressly provided in this Section 3(C), each Fund, any of its affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in the Fund or any Permitted Persons (collectively, including the Fund, “Fund Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein, except with respect to Third Party Data to the extent such Fund has separate license rights with respect to the use of such Third Party Data). Without limitation, Fund Parties shall not themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.

(D) Each Fund shall limit the access and use of the Services and the Materials by any Fund Parties to a need-to-know basis and, in connection with its obligations under this Agreement, the Fund shall be responsible and liable for all acts and omissions of any of its Fund Parties.

(E) The Services, the Materials and all confidential information of the Service Provider (as confidential information is defined in the Agreement and other than Third Party Data and Required Data), are the sole property of the Service Provider. Each Fund agrees it has no rights or interests with respect to all or any part of the Services, the Materials or the Service Provider’s confidential information, other than its use and redistribution rights expressly set forth in Section 3(C) herein. Each Fund automatically and irrevocably assigns to the Service Provider any right, title or interest that it has, or may be deemed to have, in the Services, the Materials or the Service Provider’s confidential information, including, for the avoidance of doubt and without limitation, any Fund Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with the Service Provider (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate any Fund.

(F) The Service Provider may rely on Services-Related Data used in connection with the Services without independent verification. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

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(G) The parties acknowledge and agree that Section 8 of the Agreement applies to the provision of the Services under this Schedule B6.

[Remainder of Page Intentionally Left Blank]

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ANNEX I

MFS Funds Services Agreement

Further to the Services Agreement, dated and effective as of June 1, 2018 (the “Agreement”), by and between State Street Bank and Trust Company, a Massachusetts Trust Company (the “Service Provider”), and each investment company identified on Schedule A thereto, as amended from time to time pursuant thereto (each such management investment company, a “Fund”), the Funds and the Service Provider mutually agree to update this Annex 1 by adding/removing Funds and/or Portfolios as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type

Stand-Alone Trusts

-        Massachusetts Investors Trust

Closed-End Funds

-        MFS California Municipal Fund

-        MFS Charter Income Trust

-        MFS Government Markets Income Trust

-        MFS High Income Municipal Trust

-        MFS High Yield Municipal Trust

-        MFS Intermediate High Income Trust

-        MFS Intermediate Income Trust

-        MFS Investment Grade Municipal Trust

-        MFS Multimarket Income Trust

-        MFS Municipal Income Trust

-        MFS Special Value Trust

MFS Series Trust I

-        MFS Core Equity Fund

-        MFS Low Volatility Equity Fund

-        MFS Low Volatility Global Equity Fund

-        MFS New Discovery Fund

-        MFS Research International Fund

Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services FILING ONLY

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-        MFS Technology Fund

-        MFS Value Fund

MFS Series Trust IV

-

MFS Blended Research Emerging Markets Equity Fund

-        MFS Blended Research Global Equity Fund

-

MFS Blended Research International Equity Fund

-        MFS Global New Discovery Fund

MFS Series Trust VII

-        MFS Equity Income Fund

MFS Series Trust IX

-        MFS Inflation-Adjusted Bond Fund

MFS Series Trust X

-        MFS Aggressive Growth Allocation Fund

-        MFS Blended Research Growth Equity Fund

-        MFS Blended Research Small Cap Equity Fund

-        MFS Blended Research Value Equity Fund

-        MFS Conservative Allocation Fund

-        MFS Emerging Markets Debt Fund

-

MFS Emerging Markets Debt Local Currency Fund

-        MFS Emerging Markets Equity Fund

-        MFS Growth Allocation Fund

-        MFS International Diversification Fund

-        MFS International Growth Fund

-        MFS International Value Fund

-        MFS Managed Wealth Fund

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-        MFS Moderate Allocation Fund

MFS Series Trust XI

-        MFS Blended Research Core Equity Fund

-        MFS Mid Cap Value Fund

MFS Series Trust XII

-        MFS Equity Opportunities Fund

-        MFS Lifetime Income Fund

-        MFS Lifetime 2020 Fund

-        MFS Lifetime 2025 Fund

-        MFS Lifetime 2030 Fund

-        MFS Lifetime 2035 Fund

-        MFS Lifetime 2040 Fund

-        MFS Lifetime 2045 Fund

-        MFS Lifetime 2050 Fund

-        MFS Lifetime 2055 Fund

-        MFS Lifetime 2060 Fund

MFS Series Trust XIII

-        MFS Global Real Estate Fund

-        MFS New Discovery Value Fund

MFS Series Trust XV

-        MFS Commodity Strategy Fund

MFS Variable Insurance Trust

-        MFS Global Equity Series

-        MFS Growth Series

-        MFS Investors Trust Series

-        MPS Mid Cap Growth Series

-        MFS New Discovery Series

-        MFS Research Series

-        MFS Total Return Bond

-        MFS Total Return Series

-        MFS Utilities Series

-        MFS Value Series

MFS Variable Insurance Trust II

-        MFS Blended Research Core Equity Portfolio

-        MFS Core Equity Portfolio

-        MFS Corporate Bond Portfolio

-        MFS Emerging Markets Equity Portfolio

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-        MFS Global Governments Portfolio

-        MFS Global Growth Portfolio

-        MFS Global Research Portfolio

-        MFS Global Tactical Allocation Portfolio

-        MFS Government Securities Portfolio

-        MFS High Yield Portfolio

-        MFS International Growth Portfolio

-        MFS International Value Portfolio

-

MFS Massachusetts Investors Growth Stock Portfolio

-        MFS Research International Portfolio

-        MFS Strategic Income Portfolio

-        MFS Technology Portfolio

MFS Variable Insurance Trust III

-

MFS Blended Research Small Cap Equity Portfolio

-        MFS Conservative Allocation Portfolio

-        MFS Global Real Estate Portfolio

-        MFS Growth Allocation Portfolio

-        MFS Inflation-Adjusted Bond Portfolio

-        MFS Limited Maturity Portfolio

-        MFS Mid Cap Value Portfolio

-        MFS Moderate Allocation Portfolio

-        MFS New Discovery Value Portfolio

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Form N-CEN Services

Stand-Alone Trusts

-        Massachusetts Investors Trust

Closed-End Funds

-        MFS California Municipal Fund

-        MFS Charter Income Trust

-        MFS Government Markets Income Trust

-

MFS High Income Municipal Trust MFS High Yield Municipal Trust

-        MFS Intermediate High Income Trust

-        MFS Intermediate Income Trust

-        MFS Investment Grade Municipal Trust

-        MFS Multimarket Income Trust

-        MFS Municipal Income Trust

-        MFS Special Value Trust

MFS Series Trust I

-        MFS Core Equity Fund

-        MFS Low Volatility Equity Fund

-        MFS Low Volatility Global Equity Fund

-        MFS New Discovery Fund

-        MFS Research International Fund

-        MFS Technology Fund

-        MFS U.S. Government Cash Reserve Fund

-        MFS Value Fund

MFS Series Trust IV

-

MFS Blended Research Emerging Markets Equity Fund

-        MFS Blended Research Global Equity Fund

-

MFS Blended Research International Equity Fund

-        MFS Global New Discovery Fund

-        MFS U.S. Government Money Market Fund

MFS Series Trust VII

-        MFS Equity Income Fund

MFS Series Trust IX

-        MFS Inflation-Adjusted Bond Fund

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MFS Series Trust X

-        MFS Aggressive Growth Allocation Fund

-        MFS Blended Research Growth Equity Fund

-        MFS Blended Research Small Cap Equity Fund

-        MFS Blended Research Value Equity Fund

-        MFS Conservative Allocation Fund

-        MFS Emerging Markets Debt Fund

-

MFS Emerging Markets Debt Local Currency Fund

-        MFS Emerging Markets Equity Fund

-        MFS Growth Allocation Fund

-        MFS International Diversification Fund

-        MFS International Growth Fund

-        MFS International Value Fund

-        MFS Managed Wealth Fund

-        MFS Moderate Allocation Fund

MFS Series Trust XI

-        MFS Blended Research Core Equity Fund

-        MFS Mid Cap Value Fund

MFS Series Trust XII

-        MFS Equity Opportunities Fund

-        MFS Lifetime Income Fund

-        MFS Lifetime 2020 Fund

-        MFS Lifetime 2025 Fund

-        MFS Lifetime 2030 Fund

-        MFS Lifetime 2035 Fund

-        MFS Lifetime 2040 Fund

-        MFS Lifetime 2045 Fund

-        MFS Lifetime 2050 Fund

-        MFS Lifetime 2055 Fund

-        MFS Lifetime 2060 Fund

MFS Series Trust XIII

-        MFS Global Real Estate Fund

-        MFS New Discovery Value Fund

MFS Series Trust XV

-        MFS Commodity Strategy Fund

MFS Series Trust XVI

-        MFS Global Multi-Asset Fund*

*Fund liquidated 3/2918.

MFS Variable Insurance Trust

-        MFS Global Equity Series

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-        MFS Growth Series

-        MFS Investors Trust Series

-        MFS Mid Cap Growth Series

-        MFS New Discovery Series

-        MFS Research Series

-        MFS Total Return Bond

-        MFS Total Return Series

-        MFS Utilities Series

-        MFS Value Series

MFS Variable Insurance Trust II

-        MFS Blended Research Core Equity Portfolio

-        MFS Core Equity Portfolio

-        MFS Corporate Bond Portfolio

-        MFS Emerging Markets Equity Portfolio

-        MFS Global Governments Portfolio

-        MFS Global Growth Portfolio

-        MFS Global Research Portfolio

-        MFS Global Tactical Allocation Portfolio

-        MFS Government Securities Portfolio

-        MFS High Yield Portfolio

-        MFS International Growth Portfolio

-        MFS International Value Portfolio

-

MFS Massachusetts Investors Growth Stock Portfolio

-        MFS Research International Portfolio

-        MFS Strategic Income Portfolio

-        MFS Technology Portfolio

-        MFS U.S. Government Money Market Portfolio

MFS Variable Insurance Trust III

-

MFS Blended Research Small Cap Equity Portfolio

-        MFS Conservative Allocation Portfolio

-        MFS Global Real Estate Portfolio

-        MFS Growth Allocation Portfolio

-        MFS Inflation-Adjusted Bond Portfolio

-        MFS Limited Maturity Portfolio

-        MFS Mid Cap Value Portfolio

-        MFS Moderate Allocation Portfolio

-        MFS New Discovery Value Portfolio

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IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

THE ENTITIES SET FORTH IN SCHEDULE A TO THE AGREEMENT	STATE STREET BANK AND TRUST COMPANY

By:	By:
Name:	James O Yost	Name:	Andrew Erickson
Title:	Treasurer	Title:	Executive Vice President
Address:	111 Huntington Ave. Boston, MA 02199	Address:	1 Lincoln St. Boston MA 02111
Date:	June 1, 2018	Date:	6-1-18

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